Exhibit 10.1

                            NEW FRONTIER ENERGY, INC.

                         AGREEMENT TO APPOINT DIRECTORS

         THIS AGREEMENT TO APPOINT DIRECTORS (the "Agreement") is made effective as of the 1st day of December 2006, by and among New Frontier Energy, Inc., a Colorado corporation (the "Company"), and Iris Energy Holdings Limited, a Samoan company (the "Investor").

         A. The Investor has purchased 130,000 shares of the Company's $0.001 par value Series C Preferred Stock (the "Series C Preferred Stock").

B. In connection with the Investors purchase of the Series C Preferred Stock, the Board of Directors of the Company (the "Board") has agreed to enter into this Agreement upon the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

          1. Right to Appoint Members to the Company's Board. In connection with Investor's purchase of the Series C Preferred Stock, Investor shall have the right to appoint up to an equal number of members to the Board that have not been previously appointed by Investor as are present on the Board at the time of the exercise of the right to appoint members to the Board (the "Right to Appoint"). For example, if at the time of exercise of the Right to Appoint there are three members of the Board, none of which were appointed by the Investor, then Investor shall have the right to appoint up to three additional members to the Board. If at the time of exercise of the Right to Appoint there are five members of the Board, one of which was previously appointed by the Investor, then Investor shall have the right to appoint up to four additional members to the Board.

          2. Exercise of Right to Appoint.

          (a) To Exercise the Right to Appoint, Investor shall send written notice to the Company. At the time that Investor notifies the Company that Investor desires to exercise the Right to Appoint, Investor shall designate in writing the proposed appointees to the Board and provide a completed and executed director questionnaire (the "Director Questionnaire" attached hereto as Exhibit A) for each proposed appointee. Such director questionnaire includes written consent for the Company to conduct a background check of the proposed appointee.

          (b) Upon receipt of the notice of the exercise of the Right to Appoint and the list of proposed appointees, the Company shall have thirty (30) calendar days to conduct such due diligence on the proposed appointees as the Company deems appropriate and necessary in it sole discretion, including but not limited to a background check.

          (c) If the Company determines, for commercially reasonable and demonstrable reasons that any of the proposed appointees are not suitable to serve as members of the Board, the Company shall notify the Investor in writing and such appointees shall not be appointed to the Board. Otherwise, the Company's Board shall take such action as is necessary to appoint such proposed appointees to the Board at the earliest date possible. If the Company determines that any of the proposed appointees are not suitable to serve as members of the Board, the Company shall notify the Investor in writing.

          3. Representations and Warranties

          (a)  Investors Representations and Warranties.



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               (i)  Investor is the beneficial owner of 130,000 shares of the
                    Company's Series C Preferred Stock and has full power and authority to enter into this Agreement.

               (ii) Investor understands and agrees that there can be no
                    assurance that the proposed appointees will be elected to the Board by the common stockholders of the Company.

          (b)  The Company's Representations and Warranties.

               (i) The Company has full power and authority to enter into this Agreement.

          4. Termination of the Right to Appoint. This Agreement shall terminate immediately on the earlier to occur of the following:

          (a) At such time as the Investor owns fewer than 35,000 shares of the Series C Preferred Stock and fewer than 3,500,000 shares of common stock of New Frontier Energy Inc.;

          (b) If at any time prior to December 1, 2009 the Company conducts private or public offerings that aggregate $20,000,000 or more of the Company's $0.001 par value common stock ("Common Stock") or securities that are convertible into shares of the Company's Common Stock; or

          (b)  December 1, 2009.

          5. Miscellaneous.

          (a) Entire Agreement. This Agreement among the parties hereto as contemplated by or referred to herein contain every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein.

          (b) Headings. The subject headings of the sections contained in this Agreement are Included for convenience purposes only and shall not control or affect the meaning, construction or interpretation of any provision hereof.

          (c) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

          (d) Notices. Any notice or other communication under this Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by prepaid overnight courier to the parties at the addresses as follows (or at such other addresses as shall be specified by the parties by like notice):



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               If to the Company:

               New Frontier Energy, Inc.
               1789 W. Littleton Blvd.
               Littleton, CO 80120

               With a copy to:

               Schlueter & Associates, P.C.
               1050 17th Street, Suite 1750
               Denver, Colorado 80265

               If to the Investor:

               Iris Energy Holdings Limited
               L/2 Maxkar Bldg. PO Box 1225
               Apia, Samoa

          (e) Severability. Should any provision of this Agreement be declared invalid by a court of competent jurisdiction, the remaining provisions hereof shall remain in full force and effect regardless of such declaration.

          (f) Counterparts. This Agreement may be executed in several counterparts and shall constitute one Agreement, binding on all parties hereto, notwithstanding that all parties are not signatory as to other original or the same counterpart. Facsimile signatures are acceptable.

          (g) Governing Law. This Agreement shall be construed under the laws of the State of Colorado.

          (h) Jurisdiction and Venue. This Agreement shall be subject to the exclusive jurisdiction of the courts in Arapahoe County, the State of Colorado or in the Federal District, the District of Colorado. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Colorado by virtue of a failure to perform an act required to be performed in the State of Colorado and irrevocably and expressly agree to submit to the jurisdiction of the courts in Arapahoe County, the state of Colorado or in the Federal District, the District of Colorado for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in Arapahoe County, the state of Colorado or in the Federal District, the District of Colorado, and further irrevocably waive any claim that any suit, action or proceeding brought in Arapahoe County, the state of Colorado or in the Federal District, the District of Colorado has been brought in an inconvenient forum.

          (i) No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, except as otherwise provided herein.



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     IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.


                                       NEW FRONTIER ENERTY, INC.

                                       /s/ Paul G. Laird
                                       ------------------------------------
                                       By:  Paul G. Laird, President


                                       IRIS ENERGY HOLDINGS LIMITED

                                       //signed//
                                       ------------------------------------
                                       By: Dectra (Samoa) Limited, Director




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                                    EXHIBIT A

                             DIRECTOR QUESTIONNAIRE






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